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                                                                   EXHIBIT 10.28

            MODIFICATION AND RESTATEMENT OF AMENDMENT NO. 5 TO THE
                EMPLOYMENT AGREEMENT DATED AS OF APRIL 20, 1994
                 BETWEEN DENIS R. BROWN AND PINKERTON'S, INC.


     The Employment Agreement (the "Agreement") dated as of April 20, 1994 between Denis R. Brown (the "Executive") and Pinkerton's, Inc., a Delaware corporation (the "Company") is hereby amended as follows:

     1. Section 2.02 of the Agreement shall be modified and restated to read in its entirety as follows:

     Section 2.02  Incentive Compensation
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     The following annual incentive compensation plan will be provided to the
     Executive for fiscal 1996 and, if approved by the Company's stockholders at their 1997 annual meeting, for fiscal 1997 and through the term of this Agreement (subject to reapproval by the Company's stockholders when required to qualify the annual incentive compensation plan described in this section as "performance-based" compensation under Internal Revenue Code Section 162(m)).

          (A)  Formula for Determining.  In addition to his Base Salary, the
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     Company shall pay to the Executive as incentive compensation ("Incentive
     Compensation"), in respect of each fiscal year of the Company or portion thereof included within the Employment Period, a cash bonus determined as follows:

               (1) The Compensation Committee of the Board of Directors, in consultation with the Executive, shall establish annually, and shall communicate to the Executive prior to the beginning of each fiscal year of the Company, one or more corporate goals. Each corporate goal shall (x) relate to the Company's financial or operational performance, (y) be measured by any method or combination of methods deemed by the Compensation Committee to be fair and equitable and (z) have assigned to it a numerical percentage which, when added together, total an aggregate of 50% (the "Incentive Percentage").

               (2) The Executive shall be entitled to receive Incentive Compensation equal to the product obtained by multiplying the amount of
     Base Salary earned during the relevant fiscal year by the sum of percentages assigned to the corporate goal(s) achieved during such fiscal year. The Executive shall also be entitled to earn Incentive Compensation (without duplication) in a lesser or greater amount than the Incentive Percentage as follows: (i) if 80% of the performance required to achieve any corporate goal is achieved, then 50% of the percentage assigned to such goal shall be used in performing the calculation under the immediately preceding sentence; (ii) for each additional 1% of actual performance achieved between 80% and 100% of the performance required to
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     achieve any corporate goal, there shall be added to 50% an additional 2.50%
     to arrive at the percentage assigned to the goal in performing the calculation under the immediately preceding sentence; and (iii) if greater than 100% of the performance required to achieve any corporate goal is achieved, then for each 1% of actual performance over 100% of the performance required to achieve such goal the percentage assigned to such goal shall be increased by 2.50% to arrive at the percentage assigned to the goal in performing the calculation under the immediately preceding sentence; provided, however, that the maximum percentage assigned to any corporate goal in performing the calculation under the immediately preceding sentence shall not exceed 200% of the percentage initially assigned to such goal and the total Incentive Compensation payable in any year shall not exceed 100% of Base Salary. Notwithstanding the foregoing, the Compensation Committee in its sole discretion may increase Incentive Compensation if the effect of the foregoing "proviso" is to place a limitation on the amount payable in respect of any corporate goal. The corporate goal(s) shall be established so that the Executive will have a reasonable opportunity, through diligent performance of his duties, to earn Incentive Compensation.

               (3) Incentive Compensation for any fiscal year shall not exceed $1,250,000 regardless of the amount of Base Salary or the results of the calculations described above.

          (B)  Time of Payment; Proration.  The amount of Incentive Compensation
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     earned hereunder shall be determined by the Compensation Committee as soon as reasonably practicable following the end of each fiscal year of the Company and shall be paid promptly thereafter to the Executive. When computing the amount of Incentive Compensation payable for periods of employment of less than one full fiscal year, the percentages established pursuant to Section 2.02 (A)(2) shall be applied to the actual amount of Base Salary earned during the relevant period.

     2. Capitalized terms herein shall have the meanings ascribed to them in the Agreement. Except as amended hereby, the remaining provisions of the Agreement, as amended to date, shall remain in full force and effect.

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     IN WITNESS THEREOF, the Executive and the undersigned duly authorized officer of the Company have executed and delivered this Modification and Restatement of Amendment No. 5 to the Employment Agreement Dated as of April 20, 1998 between Denis R. Brown and Pinkerton's, Inc., as of December 18, 1997.

                                  PINKERTON'S, INC.

                                  BY: /s/  C. Michael Carter
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                                      C. Michael Carter
                                      Executive Vice President, General
                                      Counsel and Corporate Secretary



                                  Denis R. Brown

                                  /S/ Denis R. Brown
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